SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 27, 2005

Thomas Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-22010	72-0843540
(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 869-3400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On September 27, 2005, after approval by the Company’s Board of Directors, the Company repurchased a warrant issued to Comerica Bank-Texas, the Company’s former senior lender, for $1.25 million in cash.  The warrant was issued to Comerica Bank on November 26, 2002 in conjunction with an amendment to the Company’s credit agreement and gave Comerica Bank the right to purchase 397,443 shares of common stock at $0.30 per share, expiring November 26, 2007.  Comerica was also granted demand registration rights on the shares issuable upon exercise of the warrant. The warrant was detachable from the related debt, which was retired August 16, 2004, and was not mandatorily redeemable nor did it contain a put option that would have allowed Comerica Bank to require settlement in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	October 3, 2005	By:	/s/ James T. Taylor
James T. Taylor,
President & Chief Executive Officer